AXA PREMIER  VIP TRUSTS
10f-3 TRANSACTION SUMMARY
(PURCHASES WITH AFFILIATED UNDERWRITERS)
FOR THE PERIOD
JULY 1, 2003 - DECEMBER 31, 2003

								Underwriter
								from Whom			Principal Amount of	Aggregate Amount
Fund Name					Purchase Date	Purchased			Purchase by Advisor	of Offering

AXA Premier VIP High Yield (Pimco)		08/15/03	JP Morgan Chase & Co.		$15,000,000		$385,000,000
AXA Premier VIP High Yield (Pimco)		08/15/03	JP Morgan Chase & Co.		$30,000,000		$780,000,000
AXA Premier VIP Small/Mid Cap Growth (Alliance)	09/17/03	Merrill Lynch			$4,703,500		$208,540,494
AXA Premier VIP High Yield (Pimco)		10/27/03	Banc of America Securities LLC	$15,000,000		$725,000,000
AXA Premier VIP High Yield (Pimco)		10/29/03	Citibank Global Markets		$18,000,000		$665,000,000
AXA Premier VIP International Equity (Marsico)	11/11/03	Merrill Lynch, ABN Amro, 	$500,000		$100,000,000
								CS First Boston,
								JP Morgan, Goldman Sachs

								Commission
						Purchase 	Spread or
Fund Name					Price		Profit			Security			Affiliated Underwriter

AXA Premier VIP High Yield (Pimco)		$100.00	 	451 BP vs T 5.75 08/10	Dex Media West Finance Co.	Credit Lyonnais Securities
AXA Premier VIP High Yield (Pimco)		$100.00	 	537 BP vs T 4.25 08/13	Dex Media West Finance Co.	Credit Lyonnais Securities
AXA Premier VIP Small/Mid Cap Growth (Alliance)	$23.00		$1.61/share		National Financial Partners	Blaylock & Partners, LP
AXA Premier VIP High Yield (Pimco)		$100.00	 	286 BP vs T 4.25 08/13	Host Marriott LP		Credit Lyonnais Securities
AXA Premier VIP High Yield (Pimco)		$100.00	 	385 BP vs T 5.00 08/11	Nalco Co.			Credit Lyonnais Securities
AXA Premier VIP International Equity (Marsico)	$10.77		$0.1131/share		Taiwan Semiconductor		Banc of America Securities LLC
        										Manufacturing Co., Ltd.